LIMITED POWER OF ATTORNEY
FOR CERTAIN FILINGS WITH THE
SECURITIES AND EXCHANGE COMMISSION

       Know all by these presents that the undersigned hereby constitutes and appoints each of Chris Cooper, Marie Klemchuk and Jung Yeon Son the undersigned's true and lawful attorney-in-fact to:

(1) Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of any entity affiliated with Sequoia
Capital Operations, LLC or any corporation or other person in which an investment fund affiliated with Sequoia Capital Operations, LLC makes an investment (each, a "Company"), Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended
(the "1934 Act"), and the rules thereunder, as well as any reports on Schedules
13D or 13G or Forms 13F or 13H and amendments thereto in each case in accordance with Section 13 of the 1934 Act and the rules thereunder or any Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "1933
Act");

(2)
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5,
Schedule 13D, Schedule 13G, Form 13F, Form 13H or Form 144 or amendment thereto and timely file such form with the United States Securities and Exchange
Commission (the "SEC") and any stock exchange or similar authority; and

(3)
Take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or any such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Company assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the
1934 Act or Rule 144 under the 1933 Act.

       This Limited Power of Attorney shall expire upon the one year anniversary of the date hereof, and shall be revocable on a prospective basis, in whole or in part, by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of May 1, 2017.

By: /s/ James J. Goetz
 James J. Goetz